                                                             EXHIBIT 10.7



                          [CRESTAR BANK LETTERHEAD]


July 25, 1997



Mr. Marc Kaplan
Executive Amenities and Affiliates
7595 Rickenbacker Drive
Gaithersburg, MD  20879

Dear Marc:

I am pleased to confirm Crestar Bank's commitment to renew a $2,000,000.00 line of credit to Executive Amenities, Inc. and Affiliates, and Execustay. The line will be available to finance short-term working capital needs of the Company during the twelve month period ending May 31, 1998.

Borrowings under the line of credit will be evidenced by a master note and will accrue interest at Crestar's prime rate plus .5%. Crestar's prime rate is that interest rate established from time to time by the Bank and recorded in its Central Credit Administration Division as a reference for fixing the lending rate on commercial loans. The interest rate on borrowings will change simultaneously with any change in the rate. Accrued interest will be billed monthly.

All advances under this line are to be unconditionally guaranteed by Marc Kaplan, Gary Abrahams, Robert Zaugg, and secured by Blanket lien on corporate assets. Guarantors shall be required to submit annual updated and signed personal financial statements.

We will require CPA audited financial statements within 90 days of the Company's fiscal year end and interim quarterly balance sheet and income statements.

Crestar shall not be obligated to make any advances under this line of credit if Crestar determines at any time that a material adverse change has occurred in the Company's financial condition since December 31, 1997.

The loan shall be subject to certain financial conditions which shall be determined based on projections to be supplied by the Borrower. Covenants shall include, but are not limited to the following:

1.  Maximum distributions of 60% of net earnings
2. Minimum cash flow to debt service ratio of 1.25:1 at 9/30/97, and 1.5:1 at 12/31/97 and thereafter
3.  Maximum funded bank debt to EBITDA of 1.5 to 1.00 at all times
4. Minimum tangible net worth of $700,000 at September 30, 1997 and $15,000,000 at December 30, 1997.

June 2, 1997
Page 2


We appreciate this opportunity to work with you and wish you continued success. Should you have questions, please do not hesitate to call me at 301-215-9767.


Sincerely yours,

/s/ DIANE E. BAUMAN

Diane E. Bauman
Vice President


Agreed by:
Executive Amenities and Affiliates


[SIG]                         7/25/97
------------------------     ------------
Title:  EVP                  Date